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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934.

                       Date of Report September 26, 2000

                        SBA COMMUNICATIONS CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)

       Florida                       000-30110               65-0716501
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(State or other jurisdiction    Commission File Number    (I.R.S. Employer)
    of incorporation or                                  Identification No.)
      organization)



 One Town Center Road, Boca Raton, Florida                         33486
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  (Address of principal executive offices)                       (Zip code)




                                (561) 995-7670
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             (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation announced today that they will acquire between 213 and 275 existing TeleCorp towers and become the exclusive build-to-suit provider for TeleCorp PCS for a minimum of 200 and up to a maximum of 400 new towers.

                  The existing towers are located in TeleCorp's markets in Louisiana, Tennessee, Mississippi, Missouri, Arkansas and Puerto Rico. SBA will pay TeleCorp $327,500 per tower, and TeleCorp will lease back space on the towers for an initial monthly rental fee of $1,200 per site under a long term lease agreement, with increases in subsequent years. The towers also currently produce approximately $1.5 million in annualized rental revenues from other tenants.

                  Under the build-to-suit agreement, a minimum of 200 tower facilities will be constructed for SBA's ownership across TeleCorp PCS' future service area - Louisiana, Mississippi, Puerto Rico, Arkansas, Texas, Tennessee, Kentucky, Missouri, Indiana, Illinois, Iowa, Michigan and Wisconsin - over the next three years, pending the approval of its acquisition of properties in Iowa and Wisconsin. TeleCorp will execute long term leases to place its wireless network equipment at each site and pay SBA an initial monthly rental fee of $1,300 per site, with increases in subsequent years. The first 200 tower facilities will be built under the new agreement, and up to 200 additional tower facilities may be constructed under the build-to-suit agreement previously announced by SBA on April 26, 2000.

                  The tower acquisition is subject to due diligence and other contingencies, and is anticipated to be completed early in the first quarter of 2001. The new build-to-suit agreement is contingent on the closing of the tower acquisition.

                  TeleCorp PCS, Inc. has licenses to serve approximately 16.7 million people, and provides its SunCom digital wireless service in the following 36 markets: New Orleans, Baton Rouge, Lafayette, Houma, New Iberia, Thibodaux, Hammond, Alexandria and Lake Charles, Louisiana; Memphis, Jackson and Dyersburg, Tennessee; Oxford, Mississippi; Little Rock, Hot Springs, Russellville, Fayetteville, Fort Smith, Blytheville, Pine Bluff and Jonesboro, Arkansas; Beaumont, Texas; Columbia/Jefferson City,Missouri; Evansville, Indiana; Concord, Manchester, Portsmouth and Nashua, New Hampshire; Worcester, Cape Cod, Martha's Vineyard and Nantucket, Massachusetts; and San Juan, Ponce, Mayaguez, Humacoao and Arecibo, Puerto Rico. TeleCorp is headquartered in Arlington, Virginia. More information on the company can be found on the Web at http://www.telecorppcs.com.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated September 18, 2000
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 26, 2000                        /s/  Pamela J. Kline
                                          --------------------
                                          Pamela J. Kline
                                          Chief Accounting Officer